SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARBIN ELECTRIC, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada	98-0403396
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu,
Harbin Kai Fa Qu, Harbin, People’s Republic of China	50060
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.00001 per share	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	_________________
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

A description of the common stock of Harbin Electric, Inc. (the “Company”) to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form SB-2, No. 333-139635 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2006 and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form SB-2, No. 333-109644, filed with the Commission on October 10, 2003)
3.2
Agreement and Plan of Merger by and among, Torch Executive Services Ltd., Torch Subsidiary, Inc., Tech Full International, Inc. and the shareholders of Tech Full International, Inc, dated as of January 11, 2005 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on January 13, 2005)

3.3	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on July 6, 2005)
3.4	Amendment to the Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARBIN ELECTRIC, INC.

Date: January 26, 2007	By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chief Executive Officer, Director and Chairman of the Board